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                                                                   EXHIBIT 10.21

                              INDEMNITY AGREEMENT

         This AGREEMENT made as of the 10th day of November, 1988, by and between HADSON CORPORATION, a Delaware Corporation (hereinafter called "Hadson") and ROBERT P. CAPPS (herein called "INDEMNITEE") (sometimes herein collectively called "the Parties hereto" );

         WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors or officers of a corporation unless they are protected by comprehensive insurance or indemnification, especially since shareholder and derivative lawsuits against publicly-held corporations, their directors and officers for line-of-duty decisions and actions have increased in number in recent years for damages in amounts which have no reasonable or logical relationship to the amount of compensation received by the directors or officers from the corporation; and

         WHEREAS, the vagaries of "public policy" and the interpretations of ambiguous statutes, regulations and by-laws are too uncertain to provide corporate officers and directors with adequate, reliable knowledge of legal risks to which they may be exposed; and

         WHEREAS, damages sought by class action plaintiffs in some cases amount to tens of millions of dollars and, whether or not the case is meritorious, the cost of defending them is enormous with few individual directors and officers having the resources to sustain such legal costs, not to mention the risk of a judgment running into millions even in cases where the defendant was neither culpable nor profited personally to the detriment of the corporation; and

         WHEREAS, it is generally recognized that the issues in controversy in such litigation are usually related to the knowledge, motives and intent of the director or officer and that he is usually the only witness with first-hand knowledge of the essential facts or of exculpating circumstances who is qualified to testify in his defense regarding matters of such subjective nature;and that the long period of time which normally and usually elapses before such suits can be disposed of can extend beyond the normal time for retirement for a director or officer with the result that he, after retirement, or in the event of his death, his spouse, heirs, executors or administrators, as the case may be, may be faced with limited ability, undue hardship and an intolerable burden in launching and maintaining a proper and adequate defense of himself or his estate against claims for damages; and
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         WHEREAS, the Board of Directors, based upon their experience as business managers, have concluded that the continuation of present trends in litigation against corporate directors and officers will inevitably result in such directors' less effective direction and supervision of Hadson and its subsidiaries' and affiliates' business affairs and the operation of their facilities as opposed to aggressive supervision and management in the search for profits and the Board deems such consequences to be so detrimental to the best interests of Hadson's shareholders that it has concluded that its directors and officers should be provided with maximum protection against inordinate risks in order to insure that the most capable persons otherwise available will be attracted to such positions; therefore, said directors have further concluded that it is not only reasonable and prudent but necessary for Hadson to contractually obligate itself to indemnify in a reasonable and adequate manner its directors and officers and the directors and officers of its affiliates and to assume for itself maximum liability for expenses and damages in connection with claims lodged against them for their line-of-duty decisions and actions; and

         WHEREAS, Section 145 of the General Corporation Law of the State of Delaware under which Hadson is organized, empowers corporations to indemnify persons serving as a director, officer, employee or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and further specified that the indemnification set forth in said section "shall not be deemed exclusive to any other rights to which those seeking indemnification maybe entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise"; and said section further empowers a corporation to "purchase and maintain insurance" (on behalf of such persons) "against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether the corporation would have the power to indemnify him against such liability under the provisions of" said laws; and

         WHEREAS,Hadson desires to have INDEMNITEE serve or continue to serve as a director or officer of Hadson or of any other corporation, subsidiary, partnership, joint venture, or trust or other enterprise (herein called "AFFILIATE of Hadson") of which he has been or is serving at the request, for the convenience of or to represent the interests of Hadson, free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being a director or officer of Hadson or of an AFFILIATE of Hadson or by reason of his decisions or actions on their behalf; and INDEMNITEE desires to serve, or to continue to serve, (provided that he is furnished the indemnity provided for hereinafter), in one or more of such capacities, NOW
THEREFORE:





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                                  WITNESSETH:

         THAT for and in consideration of the premises and the covenants contained herein, Hadson and INDEMNITEE do hereby covenant and agree as follows:

         1. Agreement to Serve. INDEMNITEE will serve and/or continue to serve, at the will of Hadson or under separate contract,if such exists, Hadson or an AFFILIATE of Hadson as a director and/or officer faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the By-laws thereof or until such time as he tenders his resignation in writing.

         2.       Indemnification. Hadson shall indemnify INDEMNITEE:

                 (a) If INDEMNITEE is a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Hadson or an affiliate of Hadson) by reason of the fact that he is or was a director, officer, employee or agent of Hadson or is or was serving at the request of Hadson as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter called an AFFILIATE), or by reason of anything done or not done by him in any such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the investigation, defense or appeal of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, or

                 (b) If INDEMNITEE is a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Hadson or an AFFILIATE of Hadson to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Hadson, or is or was serving at the request of Hadson or an AFFILIATE of Hadson, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or by reason of anything done or not done by him in any such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such action or suit if he acted in good faith and in a manner he





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         reasonably believed to be in or not opposed to the best interests of
         Hadson and except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Hadson unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper, or

                 (c) If INDEMNITEE is a person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Hadson or an AFFILIATE of Hadson, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of anything done or not done by him in any such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or for him in connection with the investigation, defense, appeal or settlement of such action, suit or proceeding and if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Hadson, and prior to, during the pendency or after completion of such suit, action or proceeding INDEMNITEE is deceased; except that no indemnification shall be due under the provisions of this subsection to the extent a court of competent jurisdiction shall have found in such suit, action or proceeding that INDEMNITEE defrauded or stole from Hadson or an AFFILIATE of Hadson or converted to his own personal use and benefit business or properties of Hadson or an AFFILIATE of Hadson or was guilty of gross negligence or willful misconduct of a culpable nature to Hadson or an AFFILIATE of Hadson; and

                 (d) To the extent INDEMNITEE has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in subsections (a), (b) or (c) of this section, or in the defense of any claim, issue or matter described therein, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the investigation, defense or appeal of such action, suit or proceeding.

         3. Assumption of Liability by Hadson. If INDEMNITEE is deceased and is entitled to indemnification under any provision





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of this agreement, Hadson shall indemnify INDEMNITEE'S estate and his spouse, heirs, administrators and executors against, and Hadson shall, and does hereby agree, to assume any and all expenses (including attorneys' fees), penalties and fines actually and reasonably incurred by or for INDEMNITEE or his estate,in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding. Further, when requested in writing by the spouse of INDEMNITEE, and/or the heirs, executors or administrators of INDEMNITEE'S estate, Hadson shall provide appropriate evidence of Hadson's agreement set out herein, to indemnify INDEMNITEE against and to itself assume such costs, liabilities and expenses.

         4. Partial Indemnification. If INDEMNITEE is entitled under any provision of this agreement to indemnification by Hadson for some or a portion of the expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in the investigation, defense, appeal or settlement of such suit, action or proceeding but not, however, for all of the total amount thereof, Hadson shall nevertheless indemnify INDEMNITEE of the portion thereof to which INDEMNITEE is entitled.

         5. Plea of Nolo Contendere. The termination of any action, suit or proceeding which is covered by this agreement by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption for the purposes of this agreement that INDEMNITEE did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Hadson and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         6. Determination of Right to Indemnification. Anything contained elsewhere herein to the contrary notwithstanding, the determination as to whether or not INDEMNITEE has met the standard of conduct required to qualify and entitle him, partially or fully, to indemnification under the provisions of any sub-paragraph of Paragraph 2 hereof may be made either by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties of such action, suit or proceeding, by independent legal counsel (who may be the outside counsel regularly employed by Hadson) or by the stockholders of Hadson or, where applicable, the AFFILIATE of Hadson, provided that the manner in which (and, if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the Board of Directors of Hadson and by INDEMNITEE. In the event that such parties are unable to agree on the manner in which the determination of the right to indemnity is to be made, such determination may be made by independent legal counsel retained by Hadson especially for





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such purpose, provided that such counsel be approved in advance in writing by both the Board of Directors and INDEMNITEE and provided further, that such counsel shall not be outside counsel regularly employed by Hadson. In the event that the Parties hereto are unable to agree on the selection of such outside counsel, such outside counsel shall be selected by a lot by the outside counsel regularly employed by Hadson from among the Oklahoma City, Oklahoma law firms having more than fifteen attorneys and having a rating of "av" or better in the then current Martindale-Hubbell Law Directory. Such selection by lot shall be made in the presence of INDEMNITEE (and his legal counsel or either of them, as INDEMNITEE may elect). The outside counsel regularly employed by Hadson and INDEMNITEE (and his legal counsel or either of them, as INDEMNITEE may elect) shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept engagement to make the determination required hereunder until one of such firms accepts such engagement. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by Hadson, and, if requested by such counsel, Hadson shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel. Notwithstanding the foregoing, INDEMNITEE may, either before or within two (2) years after a determination has been made as provided above, petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction to determine whether INDEMNITEE is entitled to indemnification under the provisions hereof under which he claims the right to indemnification, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination. The court shall, as petitioned, make an independent determination of whether INDEMNITEE is entitled to indemnification as provided hereunder, irrespective of any prior determination made by the Board of Directors, the stockholders or counsel. If the Court shall determine that INDEMNITEE is entitled to indemnification hereunder as to any claim, issue or matter involved in the action, suit or proceeding with respect to which there has been no prior determination pursuant hereto or with respect to which there has been a prior determination pursuant hereto that INDEMNITEE was not entitled to indemnification hereunder, Hadson shall pay all expenses (including attorneys' fees) actually incurred by INDEMNITEE in connection with such judicial determination. If the person (including the Board of Directors, independent legal counsel, the stockholders, or a court) making the determination hereunder shall determine that INDEMNITEE is entitled to indemnification as to some claims, issues or matters involved in the action, suit or proceeding but not as to others, such person shall reasonably prorate the expenses (including attorneys'





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fees, judgments, penalties, fines and amounts paid in settlement) with respect to which indemnification is sought by INDEMNITEE among such claims, issues or matters. If, and to the extent it is finally determined hereunder that INDEMNITEE is not entitled to indemnification, then INDEMNITEE agrees to reimburse Hadson for all expenses advanced or prepaid hereunder, or the proper proportion thereof, other than the expenses of obtaining the judicial determination referred to above.

         7. Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of Hadson or any AFFILIATE of Hadson against INDEMNITEE, his spouse, heirs, executors or administrators after the expiration of two years from the date INDEMNITEE ceases (for any reason) to serve in any one or more of the capacities covered by this agreement, and any claim or cause of action of Hadson or its AFFILIATE shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

         8. Prepaid Expenses. The costs and expenses incurred by INDEMNITEE in investigating, defending, or appealing any threatened, pending or completed civil or criminal action, suit or proceedings, administrative or investigative covered hereunder, shall be paid by Hadson in advance as may be appropriate to properly defend any such action, suit, or proceeding, and/or paid in advance at the request of the INDEMNITEE, and any judgments, fines or amounts paid in settlement shall be paid by Hadson in advance, with the understanding and agreement hereby made and entered into by INDEMNITEE and Hadson, that in the event it shall ultimately be determined as provided hereunder that INDEMNITEE was not entitled to be indemnified, or was not entitled to be fully indemnified, that INDEMNITEE shall repay to Hadson such amount, or the appropriate portion thereof, so paid or advance.

         9. Other Rights and Remedies. The indemnification and advance payment of expenses as provided by any provision of this agreement shall not be deemed exclusive of any other rights to which INDEMNITEE may be entitled under any provision of law, the Certificate of Incorporation, any By-Law, this or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while occupying any of the positions of having any of the relationships referred to in Section 2 of this agreement, and shall continue after INDEMNITEE has ceased to occupy such position or have such relationship and shall inure to the benefit of the heirs, executors and administrators of INDEMNITEE.

         10. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable





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for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         11. Prior Agreements. This agreement shall be of no force and effect with regard to the cost of settlement borne or paid by INDEMNITEE under the provisions of any agreement executed by Hadson and/or INDEMNITEE prior to the date hereof.

         12. Identical Counterparts.This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

         13. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         14. Use of Certain Terms. As used in this Agreement, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

         15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         16. Notice to Hadson by INDEMNITEE. INDEMNITEE agrees to promptly notify Hadson in writing upon being served with any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

         17. Notices. All notices, requests, demand and other communications hereunder shall be in writing and shall be deemed have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication





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shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                  (a) If to INDEMNITEE, at the address indicated on the signature page hereof.

                  (b)       If to Hadson Corporation, to
                                  P.O. Box 26770
                                  Oklahoma City, Oklahoma 73126

or to such address as may have been furnished to INDEMNITEE by Hadson.

         18. Governing Law. The Parties hereto agree that this agreement shall be construed and enforced in accordance with and governed by, the Laws of the State of Delaware.

         19. Successors and Assigns. This Agreement shall be binding upon Hadson and its successors and assigns and shall inure to the benefit of INDEMNITEE and his spouse, heirs, executors and administrators.

         ENTERED into on the day and year first above written.

ATTEST:                                 HADSON CORPORATION

BY: /s/ J. MICHAEL ADCOCK               BY:  /s/ STEPHEN HOUGHTON
    SECRETARY
                                        INDEMNITEE


                                        /s/ ROBERT P. CAPPS
                                        ROBERT P. CAPPS
                       ADDRESS:         Post Office Box 26770
                                        Oklahoma City, Oklahoma 73126






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